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                                                                 Exhibit 10.13




                                 SHONEY'S, INC.
                             1996 STOCK OPTION PLAN
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                               TABLE OF CONTENTS

                                                                                       PAGE
1.       PURPOSE  .....................................................................   1

2.       DEFINITIONS  .................................................................   1
         A.      Board  ...............................................................   1
         B.      Closing  .............................................................   1
         C.      Code .................................................................   1
         D.      Common Stock .........................................................   1
         E.      Company  .............................................................   1
         F.      Enterprises Common Stock .............................................   1
         G.      Enterprises Option ...................................................   1
         H.      Exchange Ratio .......................................................   2
         I.      Option Price .........................................................   2
         J.      Optionee .............................................................   2
         K.      Plan .................................................................   2
         L.      Plan Committee .......................................................   2
         M.      Reorganization Agreement .............................................   2
         N.      TPI Plans  ...........................................................   2

3.       SHARES SUBJECT TO PLAN .......................................................   2

4.       ELIGIBILITY  .................................................................   2

5.       GRANT OF OPTIONS .............................................................   3

6.       ADMINISTRATION ...............................................................   3

7.       TERMS AND CONDITIONS OF OPTIONS  .............................................   3
         A.      Option Period; Vesting; Exercisability ...............................   3
         B.      Option Price .........................................................   3
         C.      Number of Shares .....................................................   4
         D.      Incentive Stock Options  .............................................   4
         E.      Transferability of Options ...........................................   4
         F.      No Rights as Shareholder .............................................   4
         G.      No Rights to Continued Employment  ...................................   4

8.       COMPLIANCE WITH OTHER LAWS AND REGULATIONS ...................................   4

9.       CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND CONSOLIDATIONS  .............   5





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
10.      AMENDMENT, SUSPENSION, OR TERMINATION  .......................................   5

11.      EFFECTIVE DATE, TERM AND APPROVAL  ...........................................   5

12.      GOVERNING LAW; SEVERABILITY  .................................................   5





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                     SHONEY'S, INC. 1996 STOCK OPTION PLAN



         1. PURPOSE. The purpose of the Shoney's, Inc. 1996 Stock Option Plan is to consolidate into one plan the stock option plans of TPI Enterprises, Inc. to the extent they are assumed by Shoney's, Inc. in connection with its acquisition of substantially all of the assets of TPI Enterprises, Inc. in 1996. Participants will receive stock options under this Plan in exchange for outstanding stock options under the TPI Enterprises, Inc. stock option plans consolidated herein.

                 In connection with its acquisition of substantially all of the assets of TPI Enterprises, Inc., Shoney's, Inc. is not assuming any obligation of TPI Enterprises, Inc. with respect to stock options granted under its stock option plans other than the obligation to issue shares of common stock of Shoney's, Inc. upon a participant's timely exercise of stock options, as authorized by this Plan. The exchange of stock options contemplated by this Plan shall not affect the right of participants to participate in cash distributions by TPI Enterprises, Inc. in its liquidation and dissolution following the closing of the acquisition transaction, in accordance with the Plan of Complete Liquidation, as adopted by its shareholders at a meeting held on August 21, 1996.


         2.      DEFINITIONS.

                 A.       "Board" means the Company's Board of Directors.

                 B. "Closing" means the closing of the transactions contemplated by the Reorganization Agreement.

                 C. "Code" means the Internal Revenue Code of 1986, as amended.

                 D. "Common Stock" means the Company's common stock, having a par value of $1.00 per share.

                 E. "Company" means Shoney's, Inc., a Tennessee corporation, with its principal place of business at 1727 Elm Hill Pike, Nashville, Tennessee 37210.

                 F. "Enterprises Common Stock" means the common stock, par value $.01 per share, of TPI Enterprises, Inc., a New Jersey corporation, with its principal place of business at 3950 RCA Boulevard, Suite 5001, Palm Beach Gardens, Florida 33410.

                 G. "Enterprises Option" means a stock option to purchase shares of Enterprises Common Stock granted pursuant to and in accordance with a TPI Plan but only to the extent such
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stock option represents the right to acquire shares of common stock and is outstanding and has not expired or been terminated or been exercised as of the Closing.

                 H. "Exchange Ratio" has the meaning given that term in the Reorganization Agreement.

                 I. Option Price. The term "Option Price" means the price to be paid for Common Stock upon the exercise of an option granted under the Plan in accordance with Section 7.B.

                 J. "Optionee" means each person identified as an optionee on Appendix A to the Plan.

                 K. "Plan" means the Shoney's, Inc. 1996 Stock Option Plan, as set forth herein, and as amended from time to time.

                 L. "Plan Committee" means the Human Resources and Compensation Committee of the Board.

                 M. "Reorganization Agreement" means the Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated March 15, 1996, as amended by Amendments No. 1, No. 2 and No. 3 thereto.

                 N.       "TPI Plans" means the following stock options plans:
(1) TPI Enterprises, Inc. 1982 Stock Option Plan; (2) Telecom Plus International, Inc. 1983 Stock Option Plan; (3) Telecom Plus International, Inc. 1984 Stock Option Plan; (4) 1992 TPI Enterprises, Inc. Stock Option and Incentive Plan; and (5) the TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan.

         3. SHARES SUBJECT TO PLAN. Subject to adjustments and substitutions made after the Closing pursuant to the terms of the stock option agreements evidencing options granted under this Plan, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed Seven Hundred Thousand (700,000) of the Company's authorized shares of Common Stock.


         4. ELIGIBILITY. Attached as Appendix A hereto is a list identifying each stock option granted in accordance with and outstanding under the TPI Plans as of August __, 1996, identifying, with respect to each such stock option, the date of grant, the name of the optionee, the number of shares of Enterprises Common Stock subject to each such option, the exercise price and the date of termination. Each person identified as an Optionee on Appendix A is eligible to receive an option under this Plan.





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         5.      GRANT OF OPTIONS.  Effective upon the Closing, each Optionee shall be granted an option to purchase shares of Common Stock in accordance with the terms of this Plan in exchange for each Enterprises Option held by such Optionee.

         6. ADMINISTRATION. The Plan shall be administered by the Plan Committee. The Plan Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of the Plan, the Plan Committee shall have exclusive jurisdiction: [i] to determine the manner in which each option shall be exercisable and the duration of the exercise period; [ii] to condition grant of an option upon the Optionee's exchange of an Enterprises Option as contemplated by this Plan; [iii] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; [iv] to interpret the provisions of the TPI Plans and the stock option agreements evidencing options granted thereunder; and [v] to determine all other questions relating to the administration of the Plan and options authorized and granted hereunder. The interpretation of any provisions of the Plan, the TPI Plans and the stock option agreements entered into pursuant to the Plan or the TPI Plans by the Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan.


         7. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an option agreement signed by the Optionee and by an executive officer of the Company on behalf of the Company. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Plan Committee may deem appropriate.

                 A. Option Period; Vesting; Exercisability. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In determining the vesting or exercisability, as well as the term, of any option granted hereunder, the grant date of the option shall be the original grant date of the Enterprises Option for which the option was exchanged subject to any acceleration of vesting or exercisability of the Enterprises Option for which the option was exchanged which occurs as a result of the Closing.

                 B. Option Price. With respect to each option granted under this Plan, the Option Price per share of Common Stock will be the exercise price per share of Enterprises





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Common Stock under the Enterprises Option in exchange for which such option is granted, divided by the Exchange Ratio. The Option Price shall be subject to adjustments in accordance with the provisions of the stock option agreement evidencing such option.

                 C. Number of Shares. With respect to each option granted under this Plan, the number of shares of Common Stock subject to the option will be that number of shares of Enterprises Common Stock subject to the Enterprises Option in exchange for which such option is granted, multiplied by the Exchange Ratio. The number of shares shall be subject to adjustments in accordance with the provisions of the stock option agreement evidencing such option.

                 D. Incentive Stock Options. It is the intent that each option issued in exchange for an Enterprises Option that, immediately before the Closing, qualified as an incentive stock option within the meaning of Code
Section 422 shall, to the extent permitted under the Code and the terms of this Plan, qualify such option as an incentive stock option within the meaning of Code Section 422.

                 E. Transferability of Options. An option granted under the Plan may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee.

                 F. No Rights as Shareholder. No Optionee or optionee's representative shall have any rights as a shareholder with respect to Common Stock subject to Optionee's option before the date of transfer to the Optionee of a certificate or certificates for such shares.

                 G. No Rights to Continued Employment. The Plan and any option granted under the Plan shall not confer upon any Optionee any right with respect to employment or continuance of employment by the Company or any subsidiary as defined in Code Section 424(f), nor shall it interfere in any way with the right of the Company or any such subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.


         8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before [i] the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and [ii] the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.





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         9.      CAPITAL ADJUSTMENTS AFFECTING STOCK, MERGERS AND
CONSOLIDATIONS. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.


         10. AMENDMENT, SUSPENSION, OR TERMINATION. The Board shall have the right, at any time, to amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company.


         11. EFFECTIVE DATE, TERM AND APPROVAL. The effective date of the Plan shall be the date of the Closing. The Plan was adopted by the Board on August 29, 1996. The Plan shall terminate on November 21, 2004, and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.


         12. GOVERNING LAW; SEVERABILITY. The Plan shall be governed by the laws of the State of Tennessee. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.


                             SHONEY'S, INC.



                         By:
                            ----------------------------------------------------
                               C. Stephen Lynn, Chairman of the Board, Chief
                                     Executive Officer and President


ATTEST:



------------------------
Secretary





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